UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 27, 2005

KEYCORP STUDENT LOAN TRUST 2004-A

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-114367-02	73-6354842

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o KeyBank National Association, as Master Servicer and Administrator,
Attn: Cathleen Leanza, 800 Superior Avenue, Cleveland, Ohio 44114

(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code:    (216) 828-8852

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AMENDED CURRENT REPORT ON FORM 8-K

In connection with its first quarterly distribution of funds to holders of its Floating Rate Asset Backed Notes on January 27, 2005, KeyCorp Student Loan Trust 2004-A (the “Trust”) filed, on January 28, 2005, its Current Report on Form 8-K. Thereafter, it was discovered that the amount reported as Realized Losses in section (xxii) of the Noteholders’ Statement attached as Exhibit 99(a) to the January 28, 2005 Current Report was incorrect, due to input errors. Accordingly, the Noteholders’ Statement for the January 27, 2005 distribution date has been restated to reflect this revision and is attached to this Amended Current Report on Form 8-K.

Item 8.01 Other Events

On January 27, 2005, the KeyCorp Student Loan Trust 2004-A (the ''Trust’’) made its regular, quarterly distribution of funds to holders of the Trust’s Floating Rate Asset Backed Notes and distributed the Noteholder’s Statement, filed herewith as Exhibit to this Form 8-K, to Noteholders of record.

In reliance upon certain no-action letters, including a letter dated May 9, 1997, issued by the Chief Counsel, Division of Corporate Finance of the Securities and Exchange Commission relating to the KeyCorp Student Loan Trust 1996-A, Registration No. 333-4274, the Trust is hereby filing the Noteholder’s Statement reflecting the Trust’s activities for the period ending December 31, 2004, including a statistical summary of the delinquency and default characteristics of the Trust’s student loan portfolio as of such date.

Item 9.01 Exhibits

Exhibit 99(a) – Noteholders’ Statement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 24, 2005
KeyCorp Student Loan Trust 2004-A

By: KeyBank National Association, successor in interest to Key Bank USA, National Association, as Master Servicer and Administrator

By: /S/ DANIEL G. SMITH
Daniel G. Smith Senior Vice President

EXHIBIT INDEX

Exhibit	Page
99(a) Noteholders’ Statement	5